                                                                      EXHIBIT 11


                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           QUARTER ENDED SEPTEMBER 30*

                                                            1996            1995
                                                          --------        ------

Primary:

   Income:

         Net income                                      $ 1,511,000     $   366,000
                                                         ===========     ===========

     Shares:

         Weighted average number of
           common shares outstanding                      11,909,921      11,917,550
                                                         ===========     ===========


Primary earnings per common share                        $     .1269     $     .0307
                                                         ===========     ===========


Assuming full dilution:

     Income:

         Net income                                      $ 1,511,000     $   366,000
                                                         ===========     ===========

     Shares:

         Weighted average number of
           common shares outstanding                      11,909,921      11,917,550

         Assuming exercise of options reduced
           by the number of shares which
           could have been purchased with the proceeds
           from the exercise of such options                 120,231         113,660
                                                         -----------     -----------

         Weighted average number of common
           shares outstanding as adjusted                 12,030,152      12,031,210
                                                         ===========     ===========



Fully diluted earnings per common share                  $     .1256**   $     .0304**
                                                         ===========     ===========

----------
* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                      EXHIBIT 11


                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                         NINE MONTHS ENDED SEPTEMBER 30*

                                                           1996               1995
                                                         --------           ------

Primary:

   Income:

         Net income                                      $ 2,435,000     $ 3,729,000
                                                         ===========     ===========

     Shares:

         Weighted average number of
           common shares outstanding                      11,768,589      12,309,957
                                                         ===========     ===========


Primary earnings per common share                        $     .2069     $     .3029
                                                         ===========     ===========


Assuming full dilution:

     Income:

         Net income                                      $ 2,435,000     $ 3,729,000
                                                         ===========     ===========

     Shares:

         Weighted average number of
           common shares outstanding                      11,768,589      12,309,957


         Assuming exercise of options reduced
           by the number of shares which
           could have been purchased with the proceeds
           from the exercise of such options                 118,087         113,660
                                                         -----------     -----------

         Weighted average number of common
           shares outstanding as adjusted                 11,886,676      12,423,617
                                                         ===========     ===========



Fully diluted earnings per common share                  $     .2049**   $     .3002**
                                                         ===========     ===========

----------
* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                       15